Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-54158 and 333-115713) of Quaker Chemical Corporation of our report dated June 17, 2004 relating to the financial statements of Quaker Chemical Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania

June 25, 2004